IMAGIS TECHNOLOGIES ADDS VICE PRESIDENT OF SALES

Enterprise software veteran, Richard Katrusiak, to enhance Imagis' management team

VANCOUVER, BRITISH COLUMBIA, July 16, 2002 - Imagis Technologies, Inc. ("Imagis") (OTCBB: IGSTF; TSX: NAB; Germany:IGY), a leading developer of biometric systems using advanced facial and image recognition technology, is pleased to announce and welcome Mr. Richard Katrusiak to its management team in the position of Vice President, Sales.

Mr. Katrusiak has an extensive background in enterprise software sales, high-level strategic alliances, and business development. Prior to joining Imagis, he was the Senior Alliance Manager for Pivotal Corporation, the leading provider or CRM software for the mid-enterprise market. In this capacity, and in his prior positions as both a senior sales executive and as Pivotal's Business Development Manager, Mr. Katrusiak helped Pivotal achieve annual corporate sales of more than $95 million, aided by a network of more than 100 global business and integration partners. This includes such notable partners and alliances as Microsoft, Cap Gemini Ernst & Young, KPMG, and Alcatel.

Mr. Katrusiak has also succeeded previously with Seagate Software (Strategic Relations Manager), BCS Technology (Director of Sales), Pitney Bowes, and International Time Recorder. Mr. Katrusiak holds a Masters of Business Administration from Simon Fraser University and a Bachelor of Arts degree from the University of Western Ontario.

"We are extremely pleased to have Richard join our team," said Iain Drummond, President and CEO, Imagis Technologies Inc. "This is an exciting time for the company, and Richard's experience and track record for closing sales and establishing high-level partnerships with some very notable companies will help us achieve both our short- and long-term goals."

For those companies interested in discussing sales and business development opportunities with Imagis, please visit the company on the Web at www.imagistechnologies.com.

About Imagis Technologies Inc.
 Imagis Technologies (OTCBB:IGSTF; TSX:NAB; Germany:IGY) is a leading developer of biometric systems using advanced facial and image recognition technology. This includes biometric security solutions and facial identification solutions for such industry sectors as law enforcement, airports, customs & immigration, driver's licenses & passports, and other government agencies. In addition to providing stand-alone software solutions, Imagis offers a biometric facial recognition Software Development Kit (SDK) to third-party integrators and other software providers who want to develop their own biometric solutions based on Imagis' technology.

The Company, who's Chairman is Oliver "Buck" Revell, the former Associate Deputy Director of the FBI, has over one hundred installations of its software in the United States, the United Kingdom, Canada, and Mexico, including Britain's National Crime Squad (NCS), more than 50 RCMP detachments and police departments across Canada, over 40 police departments across the US, and Toronto's Pearson International Airport.

Imagis' technology has been endorsed by leading security agencies and police organizations around the world as an effective measure in identifying criminals, reducing fraud, assisting investigations, and preventing terrorism. More details on Imagis can be found on the Web at www.imagistechnologies.com.

The press release contains statements that constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include the risks and uncertainties described in our Form 10-KSB filed with the United States Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
Imagis Technologies Inc. Media Contact: Sandra Buschau VP Investor & Media Relations Tel: (604) 684-2449 E-mail: sandy@imagistechnologies.com http://www.imagistechnologies.com	Typhoon Capital Consultants Sanjay Sabnani, President Tel: (310) 349-2245 E-mail: sanjay@typcap.com